UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

ECOTALITY, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6821 E. Thomas Road
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(480) 219-5005

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.02  ELECTION OF DIRECTORS

On October 31, 2007, the Registrant appointed Slade Mead as a director to fill a vacancy on its Board of Directors.  Mr. Mead is a lawyer, professional sports consultant and former Arizona State Senator.  The founder of The Baseball Players Group, Mr. Mead specializes in arbitration cases and represents several professional athletes, including Andy Roddick.  Previously, Mr. Mead worked for Advantage International, a leading global sports management firm, where he ran the London office and represented several professional tennis and baseball players. Mr. Mead is a former Arizona State Senator who served on the Appropriations, Government and Education (Vice-Chair) Committees.  With a deep commitment to education, Mr. Mead was voted the Arizona School Board Legislator of the Year (2003), Arizona Women’s Political Caucus Legislator of the Year (2004), and Arizona Career Technical Education Policy Maker of the Year (2004).  Mr. Mead remains very active in education and state politics as he ran for Arizona Superintendent of Public Instruction in 2006, and is a Court appointed School Board and Receiver Board member for the Maricopa Regional School District.

ITEM 5.03  AMENDMENTS TO BYLAWS

On October 31, 2007, the Registrant amended and restated its bylaws in their entirety, which included providing for not less than three and not more seven directors on the Registrant’s Board.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

3	Amended and Restated Bylaws

99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.
(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	November 2, 2007
Jonathan R. Read

/s/ Harold Sciotto	Secretary	November 2, 2007
Harold Sciotto

/s/ Barry S. Baer	Chief Financial Officer	November 2, 2007
Barry S. Baer